Report of Independent Registered Public
Accounting Firm
The Board of Directors and Shareholders
Advantus Series Fund, Inc.:
In planning and performing our audits of the
financial statements of the Bond, Money Market,
Mortgage Securities, Index 500, International
Bond, Index 400 Mid-Cap, and Real Estate
Securities Portfolios (portfolios within Advantus
Series Fund, Inc.) (the Portfolios) as of and for
the year ended December 31, 2011, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Portfolios
internal control over financial reporting,
including controls over safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Portfolios internal control
over financial reporting. Accordingly, we
express no such opinion.
The management of the Portfolios is responsible
for establishing and maintaining effective
internal control over financial reporting. In
fulfilling this responsibility, estimates and
judgments by management are required to assess
the expected benefits and related costs of
controls. The Portfolios internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles (GAAP). The Portfolios
internal control over financial reporting includes
those policies and procedures that (1) pertain to
the maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of the
Portfolios; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance
with GAAP, and that receipts and expenditures
of the Portfolios are being made only in
accordance with authorizations of management
and directors of the company; and (3) provide
reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use,
or disposition of a companys assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis. A material
weakness is a deficiency, or combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of the
Portfolios annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Portfolios internal
control over financial reporting was for the
limited purpose described in the first paragraph
and would not necessarily disclose all
deficiencies in internal control that might be
material weaknesses under standards established
by the Public Company Accounting Oversight
Board (United States). However, we noted no
deficiencies in the Portfolios internal control
over financial reporting and its operation,
including controls over safeguarding securities,
that we consider to be a material weakness as
defined above as of December 31, 2011.
This report is intended solely for the information
and use of management, and the board of
directors of Advantus Series Fund, Inc. and the
Securities and Exchange Commission and is not
intended to be and should not be used by anyone
other than these specified parties.
/s/ KPMG LLP
Minneapolis, Minnesota
February 24, 2012